Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2018 RESULTS
Oak Brook, IL – February 12, 2019 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2018.
FINANCIAL RESULTS
For the quarter ended December 31, 2018, the Company reported:

▪	Net income attributable to common shareholders of $12.1 million, or $0.06 per diluted share, compared to $103.1 million, or $0.46 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $56.4 million, or $0.26 per diluted share, compared to $50.4 million, or $0.23 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $56.7 million, or $0.26 per diluted share, compared to $56.4 million, or $0.25 per diluted share, for the same period in 2017.

For the year ended December 31, 2018, the Company reported:

▪	Net income attributable to common shareholders of $77.6 million, or $0.35 per diluted share, compared to $237.6 million, or $1.03 per diluted share, for 2017;

▪	FFO attributable to common shareholders of $220.6 million, or $1.01 per diluted share, compared to $168.8 million, or $0.73 per diluted share, for 2017; and

▪	Operating FFO attributable to common shareholders of $225.5 million, or $1.03 per diluted share, compared to $245.5 million, or $1.06 per diluted share, for 2017.
OPERATING RESULTS
For the quarter ended December 31, 2018, the Company’s portfolio results were as follows:

▪	2.5% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Retail portfolio occupancy: 93.8% at December 31, 2018, up 170 basis points from 92.1% at September 30, 2018, consisting of anchor occupancy gains of 240 basis points and small shop occupancy gains of 40 basis points;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.8% at December 31, 2018, up 80 basis points from 94.0% at September 30, 2018 and flat compared to December 31, 2017;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.8% at December 31, 2018, up 80 basis points from 94.0% at September 30, 2018 and down 10 basis points from 94.9% at December 31, 2017;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.11 at December 31, 2018, up 2.1% from $18.72 ABR per occupied square foot at December 31, 2017;

▪	1,082,000 square feet of retail leasing transactions comprised of 147 new and renewal leases; and

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	Positive comparable cash leasing spreads of 34.9% on new leases and 3.0% on renewal leases for a blended re-leasing spread of 6.3%.
For the year ended December 31, 2018, the Company’s portfolio results were as follows:

▪	2.2% increase in same store NOI over the comparable period in 2017;

▪	3,407,000 square feet of retail leasing transactions comprised of 512 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 14.4% on new leases and 4.8% on renewal leases for a blended re-leasing spread of 6.0%.
“2018 was a solid year for RPAI, positioning us very well to put RPAI 2.0 into action,” stated Steve Grimes, chief executive officer. “Our 2018 leasing momentum, with contractual rent bumps on new leases of more than 185 basis points, coupled with our $400 million in announced mixed-use redevelopments and expansions, and our fortress-like balance sheet give us confidence in our portfolio’s ability to deliver strong operating performance in 2019 and beyond, creating meaningful shareholder value purely through organic means.”
INVESTMENT ACTIVITY
Acquisitions
During the quarter, the Company completed the acquisition of One Loudoun Uptown for a gross purchase price of $25.0 million. The 58-acre land parcel, of which 32 acres are developable, is located adjacent to One Loudoun Downtown, a Company-owned multi-tenant retail operating property in the Washington, D.C. metropolitan statistical area. This parcel is currently entitled for 2.3 million square feet of commercial development.
Dispositions
During the quarter, the Company completed the sale of one non-target multi-tenant retail asset for $8.5 million, bringing full-year 2018 completed property dispositions to $201.4 million. Additionally, in 2018, the Company completed the sale of development air rights for $12.0 million and the sale of a land parcel and the rights to develop eight residential units at One Loudoun Downtown for $1.8 million.
The Company is under contract to sell one single-user retail asset for $25.9 million, which is expected to close during the first quarter of 2019, subject to satisfaction of customary closing conditions. Also, the Company is under contract to sell land and the rights to develop 22 additional residential units at One Loudoun Downtown for $5.0 million. The sale of land and development rights is expected to close in two phases in early 2019, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.98%, a weighted average maturity of 4.7 years and a net debt to adjusted EBITDAre ratio of 5.5x.
During 2018, the Company executed on several significant capital markets initiatives, including the following:

▪
In April 2018, closed on a $1.1 billion amended and restated unsecured credit facility, which increased revolver capacity by $100 million, extended the revolver maturity date by 2.3 years, improved the pricing on borrowings under the $850 million revolver and $250 million Term Loan Due 2021 by 30 basis points and 10 basis points, respectively, and featured a 25 basis point reduction in the capitalization rate used in the computation of certain financial covenants;

▪
In November 2018, amended the agreement governing the $200 million Term Loan Due 2023 to improve the credit spread by 50 basis points, and in September 2018, entered into two new interest rate swap agreements that became effective upon maturity of the previously existing swaps, which effectively fixed the interest rate on the $200 million Term Loan Due 2023 for its remaining term at 2.85% plus the applicable credit spread. As of December 31, 2018, the applicable credit spread was 1.20%;

▪	During 2018, repaid $178.0 million of total debt, excluding amortization, with a weighted average interest rate of 4.46% and incurred prepayment penalties of approximately $5.8 million; and

▪
During 2018, repurchased more than 6.3 million shares of Class A common stock under its stock repurchase program at an average price per share of $11.80 for a total of approximately $75.0 million, of which nearly 3.8 million shares of Class A common stock were repurchased during the fourth quarter at an average price per share of $11.57 for a total of approximately $43.8 million.

2019 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.33 to $0.37 per diluted share in 2019. The Company expects to generate Operating FFO of $1.03 to $1.07 per diluted share in 2019, up $0.02 from the midpoint of the range of $1.01 to $1.05 communicated previously, based, in part, on the following assumptions:

▪	Same store NOI growth of 1.75% to 2.75%;

▪	General and administrative expenses of $40 to $43 million;

▪	Acquisitions, including repurchases of Class A common stock, and property dispositions evaluated and executed opportunistically; and

▪	Issuance of $200 to $300 million of unsecured debt capital, dependent on market conditions. The Company intends to use proceeds from this contemplated issuance to repay revolver borrowings.
The Company’s moderated same store NOI growth assumption, which is down 1.00% at the midpoint from the previously communicated assumption, stems from resolution of the Mattress Firm bankruptcy, which reclassifies certain amounts from expected same store NOI to expected incremental termination fees, the non-renewal of one anchor tenant and updated rent commencement and occupancy projections. The Company’s higher Operating FFO attributable to common shareholders per diluted share guidance stems from the impact of recent Class A common stock repurchases, the aforementioned termination fees and other items, partially offset by a lower same store NOI growth assumption.

The following table reconciles the Company’s reported 2018 Operating FFO attributable to common shareholders per diluted share to the Company’s 2019 Operating FFO attributable to common shareholders per diluted share guidance range.

	Low	High
2018 Operating FFO per common share outstanding – diluted	$1.03	$1.03

2018 net investment activity	(0.005)	(0.005)
2018 common stock repurchase activity	0.02	0.02
2019 net investment activity(1)	—	—
Subtotal	1.045	1.045

Same store NOI growth	0.025	0.04
Lease termination fee income	0.01	0.01
Interest expense	(0.02)	(0.01)
General and administrative expenses	(0.01)	—
Non-cash items(2)	(0.02)	(0.015)
Expected impact – adoption of new lease accounting standard	—	—
2019 estimated Operating FFO per common share outstanding – diluted	$1.03	$1.07

(1)	Reflects expectations for opportunistic acquisition and disposition activity during the year

(2)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense
DIVIDEND
On February 6, 2019, the Company declared the first quarter 2019 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 10, 2019 to Class A common shareholders of record on March 27, 2019.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 13, 2019 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 13, 2019 until midnight (ET) on February 27, 2019. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13685267.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of December 31,

2018, the Company owned 105 retail operating properties in the United States representing 20.1 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months and year ended December 31, 2018 represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three months and year ended December 31, 2018 represents NOI primarily from (i) properties acquired during 2017 and 2018, (ii) Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (v) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (vi) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDAre is a supplemental non-GAAP financial measure and should not be considered an alternative to “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,036,901	$1,066,705
Building and other improvements	3,607,484	3,686,200
Developments in progress	48,369	33,022
	4,692,754	4,785,927
Less accumulated depreciation	(1,313,602)	(1,215,990)
Net investment properties	3,379,152	3,569,937

Cash and cash equivalents	14,722	25,185
Accounts and notes receivable (net of allowances of $7,976 and $6,567, respectively)	78,398	71,678
Acquired lease intangible assets, net	97,090	122,646
Assets associated with investment properties held for sale	—	3,647
Other assets, net	78,108	125,171
Total assets	$3,647,470	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $775 and $1,024, respectively, unamortized discount of $(536) and $(579), respectively, and unamortized capitalized loan fees of $(369) and $(615), respectively)	$205,320	$287,068
Unsecured notes payable, net (includes unamortized discount of $(734) and $(853), respectively, and unamortized capitalized loan fees of $(2,904) and $(3,399), respectively)	696,362	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,633) and $(2,730), respectively)	447,367	547,270
Unsecured revolving line of credit	273,000	216,000
Accounts payable and accrued expenses	82,942	82,698
Distributions payable	35,387	36,311
Acquired lease intangible liabilities, net	86,543	97,971
Other liabilities	73,540	69,498
Total liabilities	1,900,461	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,176 and 219,237 shares issued and outstanding as of December 31, 2018 and 2017, respectively	213	219
Additional paid-in capital	4,504,702	4,574,428
Accumulated distributions in excess of earnings	(2,756,802)	(2,690,021)
Accumulated other comprehensive (loss) income	(1,522)	1,074
Total shareholders' equity	1,746,591	1,885,700
Noncontrolling interests	418	—
Total equity	1,747,009	1,885,700
Total liabilities and equity	$3,647,470	$3,918,264

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018		2017
Revenues
Rental income	$92,562	$97,836	$370,638		$414,804
Tenant recovery income	25,080	27,610	105,170		115,944
Other property income	1,712	1,142	6,689		7,391
Total revenues	119,354	126,588	482,497		538,139

Expenses
Operating expenses	17,650	22,116	74,885	(a)	84,556
Real estate taxes	17,477	17,526	73,683		82,755
Depreciation and amortization	43,870	46,598	175,977		203,866
Provision for impairment of investment properties	763	8,147	2,079		67,003
General and administrative expenses	10,434	11,356	42,363		40,724
Total expenses	90,194	105,743	368,987		478,904

Operating income	29,160	20,845	113,510		59,235

Interest expense	(16,828)	(18,015)	(73,746)		(146,092)
Other (expense) income, net	(188)	(7)	665		373
Income (loss) from continuing operations	12,144	2,823	40,429		(86,484)
Gain on sales of investment properties	—	107,101	37,211		337,975
Net income	12,144	109,924	77,640		251,491
Preferred stock dividends	—	(6,780)	—		(13,867)
Net income attributable to common shareholders	$12,144	$103,144	$77,640		$237,624

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.06	$0.46	$0.35		$1.03

Weighted average number of common shares outstanding – basic	214,684	222,942	217,830		230,747

Weighted average number of common shares outstanding – diluted	215,093	223,095	218,231		230,927

(a)	Includes $1,900 of termination fees recorded during the second quarter of 2018 related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,144	$103,144	$77,640	$237,624
Depreciation and amortization of depreciable real estate	43,446	46,253	174,672	202,110
Provision for impairment of investment properties	763	8,147	2,079	67,003
Gain on sales of depreciable investment properties	—	(107,101)	(33,747)	(337,975)
FFO attributable to common shareholders	$56,353	$50,443	$220,644	$168,762

FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.23	$1.01	$0.73

FFO attributable to common shareholders	$56,353	$50,443	$220,644	$168,762
Impact on earnings from the early extinguishment of debt, net	—	979	5,944	72,654
Provision for hedge ineffectiveness	—	(7)	—	9
Gain on sale of non-depreciable investment property	—	—	(3,464)	—
Impact on earnings from executive separation (a)	—	—	1,737	(1,086)
Excess of redemption value over carrying value of preferred stock redemption (b)	—	4,706	—	4,706
Other (c)	306	253	629	441
Operating FFO attributable to common shareholders	$56,659	$56,374	$225,490	$245,486

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.25	$1.03	$1.06

Weighted average number of common shares outstanding – diluted	215,093	223,095	218,231	230,927

(a)	Reflected as an increase (decrease) within "General and administrative expenses" in the consolidated statements of operations.

(b)	Included within "Preferred stock dividends" in the consolidated statements of operations.

(c)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other (expense) income, net" in the consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2019
	Low	High

Net income attributable to common shareholders	$0.33	$0.37
Depreciation and amortization of depreciable real estate	0.76	0.76
Gain on sales of depreciable investment properties	(0.04)	(0.04)
FFO attributable to common shareholders	$1.05	$1.09

Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Other	—	—
Operating FFO attributable to common shareholders	$1.03	$1.07

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,144	$103,144	$77,640	$237,624
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	6,780	—	13,867
Gain on sales of investment properties	—	(107,101)	(37,211)	(337,975)
Depreciation and amortization	43,870	46,598	175,977	203,866
Provision for impairment of investment properties	763	8,147	2,079	67,003
General and administrative expenses	10,434	11,356	42,363	40,724
Interest expense	16,828	18,015	73,746	146,092
Straight-line rental income, net	(891)	(1,537)	(5,717)	(4,646)
Amortization of acquired above and below market lease intangibles, net	(1,719)	(1,551)	(5,467)	(3,313)
Amortization of lease inducements	274	241	1,020	1,065
Lease termination fees, net	(298)	289	179	(2,021)
Non-cash ground rent expense, net	439	533	1,844	2,150
Other expense (income), net	188	7	(665)	(373)
NOI	82,032	84,921	325,788	364,063
NOI from Other Investment Properties	(5,124)	(9,921)	(19,114)	(64,115)
Same Store NOI	$76,908	$75,000	$306,674	$299,948

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	December 31, 2018	December 31, 2017

Mortgages payable, net	$205,320	$287,068
Unsecured notes payable, net	696,362	695,748
Unsecured term loans, net	447,367	547,270
Unsecured revolving line of credit	273,000	216,000
Total	1,622,049	1,746,086
Mortgage premium, net of accumulated amortization	(775)	(1,024)
Mortgage discount, net of accumulated amortization	536	579
Unsecured notes payable discount, net of accumulated amortization	734	853
Capitalized loan fees, net of accumulated amortization	5,906	6,744
Total notional debt	1,628,450	1,753,238
Less: consolidated cash and cash equivalents	(14,722)	(25,185)
Less: disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges	—	(54,087)
Total net debt	$1,613,728	$1,673,966
Net Debt to Adjusted EBITDAre (a)	5.5x	5.5x

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended December 31,
	2018	2017

Net income	$12,144	$109,924
Interest expense	16,828	18,015
Depreciation and amortization	43,870	46,598
Gain on sales of depreciable investment properties	—	(107,101)
Provision for impairment of depreciable investment properties	763	8,147
EBITDAre	$73,605	$75,583
Adjustments to EBITDAre	—	—
Adjusted EBITDAre	$73,605	$75,583
Annualized Adjusted EBITDAre	$294,420	$302,332

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.